EXHIBIT 10(t)


                      NONQUALIFIED STOCK OPTION AGREEMENT
                      UNDER THE 1996 ACNIELSEN CORPORATION
                  NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN


This nonqualified stock option agreement (the "Award Agreement") confirms the nonqualified stock option award (the "Award") made as of ______________, under the 1996 ACNielsen Corporation Non-Employee Directors' Stock Incentive Plan (the "Plan") to

                     [Name of Director] (the "Participant")

of nonqualified stock options ("Options") to purchase the number of shares of common stock, par value $0.01 per share, of ACNielsen Corporation (the "Company"), prior to the expiration date(s) and at the Option price(s) per share, all as set forth below.

The Options are not intended to be incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). These Options may be exercised in whole or in part, from time to time, on or after the date(s) indicated below with respect to (i) those number of shares set forth opposite such date(s), plus (ii) those number of shares as to which the Options could have been exercised earlier but were not so exercised.


     Price             Vesting          Number of            Expiration
   Per Share            Date             Shares                 Date
  -----------         ---------        -----------          ------------




Notwithstanding anything to the contrary in this Award Agreement, upon the acquisition of 80% or more of all outstanding shares of Company common stock pursuant to any tender or exchange offer for shares of Company common stock (other than one made by the Company), whether the Company does or does not support the offer, then all unvested Options will become immediately exercisable. A tender or exchange offer filed with the Securities and Exchange Commission on Form 14D-1 (or successor form) will be treated conclusively as a tender or exchange offer for purposes of this Agreement.


The Options are issued in accordance with and are subject to the terms of the Plan, which Plan is incorporated herein by reference, and are exercisable only in accordance with the terms of this Award Agreement and the Plan. In accordance with the terms of the Plan, except as waived by the Compensation Committee of the Board of Directors of the Company, these Options are not transferable otherwise than by will or the laws of descent and distribution and are exercisable during the lifetime of the Participant only by the Participant.


IN WITNESS WHEREOF, ACNielsen Corporation has caused this Award Agreement to be executed in duplicate by its officer thereunto duly authorized.


                                         ACNIELSEN CORPORATION




                                         By__________________________

                                           Name:
                                          Title:


The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Award Agreement and acknowledges receipt of a copy of the Plan.




--------------                                     ---------------------------
Date                                               Participant